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                    BY-LAWS OF VICTORMAXX TECHNOLOGIES, INC.

                                    ARTICLE I

                                     OFFICES

         The corporation shall continuously maintain in the State of Illinois a registered office and a registered agent whose office is identical with such registered office, and may have other offices within or without the state.

                                   ARTICLE II

                                  SHAREHOLDERS

         SECTION 1. ANNUAL MEETING. An annual meeting of the shareholders shall be held on the 1st day of April each year for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day.

         SECTION 2. SPECIAL MEETINGS. Special meetings of the shareholders may be called by the president, by the board of directors or by the holders of not less than one-fifth of all the outstanding shares entitled to vote on the matter for which the meeting is called.

         SECTION 3. PLACE OF MEETING. The board of directors may designate any place as the place of meeting for any annual meeting or for any special meeting called by the board of directors. If no designation is made, or if a special meeting is otherwise called, the place of meeting shall be at the offices of the corporation.

         SECTION 4. NOTICE OF MEETINGS. Written notice stating the place, date and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, or in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets, not less than twenty nor more than sixty days before the meeting, either personally or by mail, by or at the direction of the president, secretary, or officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his or her address as it appears on the records of the corporation, with postage thereon prepaid.


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         SECTION 5. FIXING OF RECORD DATE. For the purpose of determining the identity of the shareholders entitled to notice of or to vote at any meeting of shareholders, or to receive payment of any dividend, or for determining the identity of the shareholders for any other proper purpose, the board of directors of the corporation may fix in advance a record date which shall not be more than sixty days and, for a meeting of shareholders, not less than ten days, or in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets, not less than twenty days, before the date of such meeting. If no record date is fixed, the record date for determining the identity of the shareholders entitled to notice of or to vote at a meeting of shareholders shall be the date on which notice of the meeting is mailed, and the record date for determining the identity of shareholders entitled to receive payment of a dividend shall be the date on which the resolution of the board of directors declaring such dividend is adopted.

         SECTION 6. VOTING LISTS. At some time before the earlier of (i) the date twenty days after the record date for a meeting of shareholders and (ii) the date ten days before such meeting, the officer or agent having charge of the transfer books for shares of the corporation shall make a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each shareholder. Such list shall be kept on file at the registered office of the corporation and shall be open to inspection by any shareholder, and to copying at the shareholder's expense, at any time during usual business hours for a period of ten days prior to such meeting. Such list shall also be produced and kept open at the time and place of the meeting and may be inspected by any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in this State, shall be prima facie evidence as to the identity of the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of shareholders.

         SECTION 7. QUORUM. The holders of a majority of the outstanding shares of the corporation, present in person or represented by proxy, shall constitute a quorum at any meeting of shareholders; but in no event shall a quorum consist of less than one third of the outstanding shares entitled to vote.

         SECTION 8. PROXIES. Each shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy by signing an appointment form and delivering it to the person(s) appointed. No proxy shall


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be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

         SECTION 9. VOTING OF SHARES. Each outstanding share, regardless of class, shall be entitled to one vote upon each matter submitted to vote at a meeting of shareholders. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the Business Corporation Act or the articles of incorporation.

         SECTION 10. VOTING OF SHARES BY CERTAIN HOLDERS. Shares registered in the name of another corporation, domestic or foreign, may be voted by any officer, agent, proxy or other legal representative authorized to vote such shares under the law of incorporation of such corporation.

         Shares registered in the name of a deceased person, a minor ward or a person under legal disability, may be voted by his or her administrator, executor, or court appointed guardian, either in person or by proxy without a transfer of such shares into the name of such administrator, executor, or court appointed guardian. Shares registered in the name of a trustee may be voted by him or her, either in person or by proxy.

         Shares registered in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name if authority to do so is contained in an appropriate order of the court by which such receiver was appointed.

         A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

         Any number of shareholders may create a voting trust for the purpose of conferring upon a trustee or trustees the right to vote or otherwise represent their shares, for a period not to exceed ten years, by entering into a written voting trust agreement specifying the terms and conditions of the voting trust, and by transferring their shares to such trustee or trustees for the purpose of the agreement. Any such trust agreement shall not become effective until a counterpart of the agreement is deposited with the


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corporation at its registered office. The counterpart of the voting trust agreement so deposited with the corporation shall be subject to the same right of examination by a shareholder of the corporation, in person or by agent or attorney, as is the record of shareholders of the corporation, and shall be subject to examination by any holder of a beneficial interest in the voting trust, either in person or by agent or attorney, at any reasonable time for any proper purpose.

          Shares of its own stock belonging to the corporation shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time, but shares of its own stock held by it in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares entitled to vote at any given time.

         SECTION 11. INSPECTORS. At any meeting of shareholders, the presiding officer may, or upon the request of any shareholder shall, appoint one or more persons as inspectors for such meeting.

          Such inspectors shall ascertain and report the number of shares represented at the meeting, based upon their determination of the validity and effect of proxies; count all votes and report the results; and do such other acts as are proper to conduct the election and voting with impartiality and fairness to all the shareholders.

         Each report of an inspector shall be in writing and signed by him or, if there is more than one inspector, by a majority of them. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

          SECTION 12. INFORMAL ACTION BY SHAREHOLDERS. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting and without a vote if a consent in writing, setting forth the action so taken, shall be signed
(i) by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting if 5 days' prior written notice of the proposed action is given in writing to all of the shareholders


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entitled to vote with respect to the subject matter thereof, or (ii) by all of the shareholders entitled to vote with respect to the subject matter thereof.

         SECTION 14. VOTING BY BALLOT. Voting on any question or in any election may be by voice unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.

                                   ARTICLE III

                                    DIRECTORS

         SECTION 1. GENERAL POWERS. The business of the corporation shall be managed by or under the direction of its board of directors.

         SECTION 2. NUMBER, TENURE AND QUALIFICATIONS. The number of directors of the corporation shall be not less than three and not more than eleven. Each elected director shall hold office until the next annual meeting of shareholders or until his or her successor shall have been elected and qualified. The director need not be a resident of Illinois or shareholder of the corporation. The number of directors may be increased or decreased from time to TIME BY THE AMENDMENT OF THIS SECTION; but no decrease shall have the effect or shortening the term of any incumbent director. [RR: THIS HAS BEEN REVISED AND S/B REPHRASED.]

         SECTION 3. REGULAR MEETINGS. A regular meeting of the board of directors shall be held without other notice than this by-law immediately after the annual meeting of shareholders. The board of directors may provide by resolution the time and place for the holding of additional regular meetings without other notice than such resolution.

         SECTION 4. SPECIAL MEETINGS. Special meetings of the board of directors may be called by or at the request of the president or one of the directors. The person or persons authorized to call special meetings of the board of directors may fix any place as the place for holding any special meeting of the board of directors called by them.

         SECTION 5. NOTICE. Notice of any special meeting shall be given at least twenty-four hours previous thereto by written or oral notice to each director at his business address. If written and mailed, such notice shall be deemed to be delivered when


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deposited in the United States mail so addressed, with postage thereon prepaid.
If notice be given in writing and by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegram company. The attendance of a director at any meeting shall constitute a waiver of notice for such meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

         SECTION 6. QUORUM. A majority of the number of directors FIXED BY THESE BY-LAWS shall constitute a quorum for transaction of business at any meeting of the board of directors. [Ron - this s/b changed]

         SECTION 7. MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by statute or the articles of incorporation.

         SECTION 8. VACANCIES. Any vacancy occurring in the board of directors and any directorship to be filled by reason of an increase in the number of directors may be filled by a vote of a majority of the remaining directors then in office.

         SECTION 9. ACTION WITHOUT A MEETING. Unless specifically prohibited by the articles of incorporation, any action required to be taken at a meeting of the board of directors, or any other action which may be taken at a meeting of the board of directors, or of any committee thereof may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the directors entitled to vote with respect to the subject matter thereof, or by all the members of such committee, as the case may be. Any such consent signed by all the directors or all the members of the committee shall have the same effect as a unanimous vote, and may be stated as such in any document filed with the Secretary of State or with anyone else.

         SECTION 10. COMPENSATION. The board of directors, by the affirmative vote of a majority of directors then in office and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers,


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or otherwise. By resolution of the board of directors the directors may be paid their expenses, if any, of attendance at each meeting of the board.

         SECTION 11. PRESUMPTION OF ASSENT. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

                                   ARTICLE IV

                                   COMMITTEES

         SECTION 1. EXECUTIVE COMMITTEE. The board of directors, by resolution adopted by a majority of the number of directors fixed by the by-laws or otherwise, may designate two or more directors to constitute an executive committee, which committee, to the extent provided in such resolution, shall have and exercise all of the authority of the board of directors in the management of the corporation, except as otherwise required by law. Vacancies in the membership of the committee shall be filled by the board of directors at a regular or special meeting of the board of directors. The executive committee shall keep regular minutes of its proceedings and report the same to the board when required.

         SECTION 2. OTHER COMMITTEES. The board of directors shall have the power to create such other permanent and ad hoc committees as the board of directors may, by resolution, create, each of which shall serve at the pleasure of the board of directors. All such committees created by the board of directors shall have only such powers and duties as are provided by the board of directors. Reports of committees shall be advisory only, except to the extent provided otherwise by the board of directors.

         SECTION 3. QUORUM AND VOTING. At any meeting of a committee, a majority of the committee members shall constitute a quorum for the transaction of business. The vote of a majority of the members of a committee present at a meeting of the committee at which a


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quorum is present shall be sufficient to take or authorize action upon any matter which may properly come before the meeting.

                                    ARTICLE V

                                    OFFICERS

         SECTION 1. NUMBER. The officers of the corporation shall be a president, a vice president, a secretary, a treasurer and such other officers as may from time to time be elected by the board of directors. Any two or more offices may be held by the same person.

         SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the corporation shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently possible. Vacancies may be filled or new offices created and filled at any meeting of the board of directors. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified, or until death, resignation or removal in the manner hereinafter provided. Election of an officer shall not of itself create contract rights.

         SECTION 3. REMOVAL. Any officer elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

         SECTION 4. PRESIDENT. The president shall be the principal executive officer of the corporation. Subject to the direction and control of the board of directors, the president shall be in charge of the business of the corporation; shall see that the resolutions and directions of the board of directors are carried into effect, except in those instances in which that responsibility is specifically assigned to some other person by the board of directors; and, in general, shall discharge all duties incident to the office of president and such other duties as may be prescribed by the board of directors from time to time. The president shall preside at all meetings of the shareholders and of the board of directors. Except in those instances in which the authority to execute is expressly prescribed by the board of directors or these by-laws, the president may execute for the corporation certificates for its shares, and any contracts, deeds, mortgages, bonds, or


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other instruments which the board of directors has authorized to be executed, and may accomplish such execution either under or without the seal of the corporation and either individually, or with the secretary, or any other officer thereunto authorized by the board of directors, according to the requirements of the form of the instrument. The president may vote all securities which the corporation is entitled to vote except as and to the extent such authority shall be vested in a different officer or agent of the corporation by the board of directors.

         SECTION 5. THE VICE-PRESIDENT. The vice-president shall perform the functions of president in the absence of the president and such other functions as are requested by the president.

         SECTION 6. THE SECRETARY. The secretary shall: (a) record the minutes of the shareholders' and of the board of directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (c) be custodian of the register of the post-office address of each shareholder which shall be furnished to the secretary by such shareholder; (d) sign with the president, or a vice-president, or any other officer thereunto authorized by the board of directors, certificates for shares of the corporation, the issue of which shall have been authorized by the board of directors, and any contracts, deeds, mortgages, bonds, or other instruments which the board of directors has authorized to be executed, according to the requirements of the form of the instrument, except when a different mode of execution is expressly prescribed by the board of directors or these by-laws, (e) have general charge of the stock transfer books of the corporation; (f) have authority to certify the by-laws, resolutions of the shareholders and board of directors and committees thereof, and other documents of the corporation as correct and true copies thereof; (g) perform all other duties incident to the office of secretary.

         SECTION 7. THE TREASURER. The treasurer shall have custody of the corporate funds and obligations and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable items in the name and to the credit of the corporation in such depositories as may be designated by the board of directors. The treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the board of directors, at regular meetings, or whenever required, an account of all transactions as treasurer and of the financial condition of the



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corporation. The treasurer shall furnish the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration of the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation. The premium payable in connection with any such bond shall be paid by the corporation.

         SECTION 8. SALARIES. The salaries of the officers shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

                                   ARTICLE VI

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

         SECTION 1. CONTRACTS. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

         SECTION 2. LOANS. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

         SECTION 3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors.

         SECTION 4. DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the board of directors may select.


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                                   ARTICLE VII

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

         SECTION 1. CERTIFICATES FOR SHARES. Certificates representing shares of the corporation shall be signed by the president or by such officer as shall be designated by resolution of the board of directors and by the secretary and shall be sealed with the seal or a facsimile of the seal of the corporation. If both of the signatures of the officers be by facsimile, the certificate shall be manually signed by or on behalf of a duly authorized transfer agent or clerk. Each certificate representing shares shall be consecutively numbered or otherwise identified, and shall also state the name of the person to whom issued, the number of shares, the date of issue and that the corporation is organized under Illinois law.

         The name and address of each shareholder, the number of shares held and the date on which the certificates for the shares were issued shall be entered on the books of the corporation. The person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation.

         SECTION 2. LOST CERTIFICATES. If a certificate representing shares has allegedly been lost or destroyed, the board of directors may in its discretion except as may be required by law, direct that a new certificate be issued upon such indemnification and other reasonable requirements as it may impose.

         SECTION 3. TRANSFERS OF SHARES. Transfers of shares of the corporation shall be recorded on the books of the corporation and, except in the case of a lost or destroyed certificate, on surrender for cancellation of the certificate for such shares. A certificate presented for transfer must be duly endorsed and accompanied by proper guaranty of signature and other appropriate assurances that the endorsement is effective.

                                  ARTICLE VIII

                                   FISCAL YEAR

         The fiscal year of the corporation shall begin on January 1, and end on December 31 of each year; provided, however, that the


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first fiscal year of the corporation shall begin upon the incorporation of the corporation and end on December 31, 1994.

                                   ARTICLE IX

                                    DIVIDENDS

         The board of directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions providing by law and its articles of incorporation.

                                    ARTICLE X

                                      SEAL

         The corporate seal shall have inscribed thereon the name of the corporation and the words "Corporate Seal, Illinois". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

                                   ARTICLE XI

                                WAIVER OF NOTICE

         Whenever any notice is required to be given under the provisions of these by-laws, the articles of incorporation or The Business Corporation Act of the State of Illinois, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance at any meeting shall constitute waiver of notice unless the person at the meeting objects to the holding of it because proper notice was not given.

                                   ARTICLE XII

                                   AMENDMENTS

         These by-laws may be altered, amended or repealed and new by-laws may be adopted by the directors.


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                                  ARTICLE XIII

                          INDEMNIFICATION OF OFFICERS,
                         DIRECTORS, EMPLOYEES AND AGENTS

         SECTION 1. The corporation may indemnify any person who was or is a party, or is threatened to be made a party, in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. Such indemnification may be made with respect to any civil action or proceeding only if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interest of the corporation, and, with respect to any criminal action or proceeding, only if such person had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

         SECTION 2. The corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit. Such indemnification shall be made only if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interests of the corporation. However, in respect of any claim, issue or matter in which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or


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her duty to the corporation indemnification shall be made only to the extent that the court in which such action or suit was brought shall determine, upon application, that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses.

         SECTION 3. To the extent that a director, officer, employee or agent of the corporation has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in sections 1 and 2 of this article, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

         SECTION 4. A determination as to whether indemnification is proper under the standards set out under sections 1 and 2 of this article shall be made
(a) by a majority vote of a quorum comprised of directors who were not parties to such action, suit or proceeding, or (b) if no such a quorum is obtainable or if by a majority vote a quorum of disinterested directors so directs, by written opinion of independent legal counsel, or (c) by a majority vote of the stockholders.

         SECTION 5. The board of directors may authorize that expenses incurred in defending a civil or criminal action, suit or proceeding be paid by the corporation in advance of the final disposition of such action, suit or proceeding if the director, officer, employee or agent agrees to repay such amount if, upon final determination of such action, it shall be determined that he or she is not entitled to be indemnified by the corporation.

         SECTION 6. The indemnification provided by this article shall not exclude any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         SECTION 7. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or who is or was serving


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at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of this article.








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